Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio (three of the series comprising Cash Equivalent Fund) in the Cash Equivalent Fund Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Cash Equivalent Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A, No. 2-63522) of our report dated September 4, 2002 on the financial statements and financial highlights of Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio included in the Cash Equivalent Fund Annual Report dated July 31, 2002.


                                                     /s/ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP



Boston, Massachusetts
November 22, 2002